UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2019

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 19, 2019, A. Richard Moore, Jr., amidst an existing leave of absence due to personal issues, formally resigned from his position as a member of the Board of Directors (the “Board”) of SG Blocks, Inc. (the “Company”).

On August 20, 2019, Mahesh Shetty separated from the Company and from his positions as President and Chief Financial Officer of the Company.

(c) On August 22, 2019, the Board appointed Gerald Sheeran, currently the Controller of the Company, as the acting Chief Financial Officer of the Company for a period of 90 days. The Board will continue to evaluate permanent options for the Chief Financial Officer position during such period.

Gerald Sheeran has served as the Controller of the Company since March of 2018 and brings extensive experience and expertise in areas of finance and accounting. Prior to joining the Company, Mr. Sheeran was a Senior Accounting Manager for Lucid Energy Group from March of 2013 to March of 2018. Before his time at Lucid Energy Group, Mr. Sheeran worked for a number of different companies in connection with their accounting, reporting, and financial operations. Mr. Sheeran holds a Bachelor’s degree in Business Administration in Accounting from the University of Texas at Arlington.

In connection with Mr. Sheeran’s appointment as the acting Chief Financial Officer of the Company, Mr. Sheeran’s annual salary was increased to $180,000. Mr. Sheeran did not receive any other additional compensation in connection with such appointment, and there were no other changes to his compensation in connection with such appointment other than the increased annual salary noted above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: August 22, 2019	By:	/s/ Paul Gavin
Paul Gavin
Chairman and CEO

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